Exhibit 10.6

                                  CLAIRE'S INC.
                         c/o Apollo Management VI, L.P.
                          10250 Constellation Boulevard
                                   Suite 2900
                              Los Angeles, CA 90067

December 11, 2007

[Name of Director]

Re: Grant of Stock Options

Dear ________:

We are pleased to inform you that you have been granted options to purchase 20,000 shares of common stock (the "Options") of Claire's Inc. (the "Company"). The Options have been granted pursuant to the Company's Amended and Restated Stock Incentive Plan (the "Plan"), a copy of which is attached as Exhibit I, and are subject in all respects to the provisions of the Plan, except as specifically modified hereby. Capitalized terms not otherwise defined in the text are defined in the Plan.

1.    Options: The key terms of the Options are as follows:

      (a)   Number of Shares. 20,000

      (b)   Exercise Price per Share. $10.00

      (c)   Vesting. The Options are fully vested and immediately exercisable.

2. Termination of the Options. The Options shall terminate on the earliest of:

      (a)   immediately upon your removal as director for cause;

      (b) the 91st day following the date that you no longer serve as a director for any reason, other than for cause, death or disability;

      (c) the 181st day following the date you no longer serve as a director as a result of your death or disability;

      (d)   the seventh anniversary of the date hereof; and

      (e) cancellation, termination or expiration of the Options pursuant to action taken by the Board or Committee in accordance with Section 7 of the Plan.


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3.    Federal  Taxes:  The Options  granted to you are treated as  "nonqualified options." You should consult your personal tax advisor for information concerning the tax treatment of your Options.

Please indicate your acceptance of this option grant and the terms of the Plan by signing and returning a copy of this letter.

Sincerely,

CLAIRE'S INC.

By:
   ---------------------------
Name: Rebecca R. Orand
Title: Secretary

Agreed to and Accepted by:

------------------------------
Name:


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